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                                                                   Exhibit 23(a)



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan of our report dated November 6, 2003 with respect to the consolidated financial statements of Becton, Dickinson and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  ERNST & YOUNG LLP

New York, New York
August 13, 2004